                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  September 18, 1997

                             COMMNET CELLULAR INC.
               (Exact name of registrant as specified in charter)



Colorado                            0-15056           84-0924904
(State or other Jurisdiction      (Commission       (I.R.S. Employer
of Incorporation)                 File Number)     Identification No.)

8350 East Crescent Parkway                                80111
Suite 400                                              (Zip Code)
Englewood, Colorado
(Address of Principal
Executive Offices)



Registrant's telephone number, including area code:  (303) 694-3234
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Item 5.    Other Events.

           As of September 18, 1997, in connection with the proposed merger (the "Merger") of AV Acquisition Corp., a Delaware corporation formed by an affiliate of Blackstone CCI Capital Partners L.P., with and into CommNet Cellular Inc. ("CommNet"), and Cellular, Inc. Financial Corporation, a wholly-owned subsidiary of CommNet ("CIFC"), entered into a new senior bank credit facility with The Chase Manhattan Bank, as administrative agent and collateral agent, Chase Manhattan Bank Delaware, as fronting bank, and the other lenders named therein (the "Credit Agreement"). CIFC will act as borrower under the Credit Agreement. All obligations under the Credit Agreement and any interest rate hedging agreements entered into by the lenders or their affiliates in connection therewith will be unconditionally and irrevocably guaranteed (the "Guarantees") by CommNet and each of CommNet's wholly-owned domestic subsidiaries other than CIFC (collectively, the "Guarantors"). Funding under the Credit Agreement will not occur unless and until the Merger is consummated.

           The Credit Agreement provides for aggregate credit commitments of up to $760 million. All obligations of CIFC and the Guarantors under the Credit Agreement and the Guarantees will be secured by first priority security interests in substantially all tangible and intangible assets, trademarks, tradenames and equipment of CIFC and the Guarantors. In addition, the Credit Agreement will be secured by a first priority security interest in substantially all of the assets held by CommNet and certain of its wholly-owned subsidiaries, to the extent CommNet and such subsidiaries have the legal ability to pledge such assets. The Credit Agreement includes limitations on dividends and distributions on capital stock and other significant operating and financial restrictions and covenants, including limits on the ability of CommNet and its subsidiaries to incur or prepay indebtedness, create liens, enter into leases or transactions with affiliates, sell assets, engage in mergers or acquisitions, make investments, and redeem or repurchase capital stock or debt.

           A copy of the Credit Agreement is filed herewith as Exhibit 99.1 and incorporated herein by reference.


Item 7.    Financial Statements and Exhibits.

       (c) The following exhibit is filed with this report:


           99.1 Credit Agreement dated as of September 18, 1997 by and among CommNet Cellular Inc., Cellular, Inc. Financial Corporation, The Chase Manhattan Bank as administrative agent and collateral agent, Chase Manhattan Bank Delaware as fronting bank, and the other lenders named therein

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                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      COMMNET CELLULAR INC.



Date:  November __, 1997              By:  \s\Daniel P. Dwyer
                                            ------------------
                                           Daniel P. Dwyer
                                           Executive Vice President, Treasurer &
                                           Chief Financial Officer


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